UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2011

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Final Settlement of Tender Offer

On May 2, 2011, AEP Industries Inc., a Delaware corporation (the “Company”), completed the final settlement of its previously announced cash tender offer (the “Tender Offer”) with respect to any and all of its outstanding $160,160,000 aggregate principal amount of 7.875% Senior Notes due 2013 (the “Notes”).

The Company previously completed the early settlement of the Tender Offer with respect to $133,722,000 aggregate principal amount of Notes that were validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on April 15, 2011 (the “Early Tender Date”), which represented approximately 83.49% of the outstanding aggregate principal amount of the Notes. Holders of such Notes received $1,002.50 per $1,000 principal amount of the Notes validly tendered (which included the early tender payment of $10.00 per $1,000 principal amount of the Notes), plus accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, April 18, 2011.

As of midnight, New York City time, on April 29, 2011 (the “Expiration Date”), an additional $5,000 aggregate principal amount of Notes had been validly tendered following the Early Tender Date. On May 2, 2011, the Company accepted for purchase and payment all of such Notes, and the holders of such Notes received the tender offer consideration of $992.50 per $1,000 principal amount of the Notes validly tendered, plus accrued and unpaid interest on the Notes from the most recent interest payment date for the Notes to, but not including, May 2, 2011. The Expiration Date marks the expiration of the Tender Offer.

The remaining Notes that were not tendered and purchased pursuant to the Tender Offer currently remain outstanding and the holders thereof are subject to the terms of the Indenture, dated as of March 18, 2005, as supplemented by the First Supplemental Indenture, dated as of April 18, 2011 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

Notice of Redemption

On May 2, 2011, the Company delivered a notice of redemption to the Trustee. The notice of redemption provides the Trustee with notice that the Company will redeem all of its outstanding $26,433,000 aggregate principal amount of the Notes on June 2, 2011 (the “Redemption Date”), in accordance with the redemption provisions contained in the Notes and in the Indenture.

The redemption price consists of 100.000% of the aggregate principal amount of the outstanding Notes, plus accrued and unpaid interest to, but not including, June 2, 2011 (the “Redemption Price”). The Company intends to pay the Redemption Price with a portion of the net proceeds from the Company’s previously disclosed issuance of $200,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2019, which was consummated on April 18, 2011.

Interest on the Notes will cease to accrue on and after the Redemption Date, and unless the Company defaults in making the payment of the Redemption Price, the only remaining right of the holders of the Notes after the Redemption Date shall be the right to receive payment of such Redemption Price (together with accrued and unpaid interest, if any, to the Redemption Date).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: May 2, 2011	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

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